SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|X|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

                       Cogeneration Corporation of America
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:

--------------------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

--------------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
      (3) Filing party:

--------------------------------------------------------------------------------
      (4) Date filed:

--------------------------------------------------------------------------------

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                        CogenAmerica Issues Information
                        on Proxy Opposition Solicitation

Minneapolis, MN, October 26, 1998 - Cogeneration Corporation of America (CogenAmerica) (Nasdaq: CGCA) announced today that it had recently issued several news releases wherein spokespersons for CogenAmerica were cited discussing the circumstances surrounding a solicitation in opposition to a proxy statement and consent statement of NRG Energy, Inc. in connection with a proposal by NRG to remove Robert T. Sherman, Jr., the Company's Chief Executive Officer, from his position as a director of CogenAmerica. CogenAmerica believes that the following information about the Participants in the opposition solicitation was inadvertently omitted from such news releases.

CogenAmerica and certain other persons named below may be deemed to be participants in (a) the solicitation of stockholder proxies in opposition to NRG's proxy and consent solicitation, and (b) the solicitation of revocation of prior proxies and consents granted by stockholders to NRG. The Participants in this opposition solicitation include the following directors of CogenAmerica:
Lawrence I. Littman, Spyros S. Skouras, Jr., Charles J. Thayer and Robert T. Sherman, Jr. Mr. Sherman is also the Chief Executive Officer of CogenAmerica. CogenAmerica believes that David H. Peterson, Julie A. Jorgensen, Craig A. Mataczynski and Ronald J. Will, directors of CogenAmerica who are employees of NRG, are not Participants in this opposition solicitation. As of the date of this communication, Mr. Sherman is the beneficial owner of 40,500 shares of common stock of CogenAmerica, Mr. Littman is the beneficial owner of 10,070 shares of common stock of CogenAmerica, Mr. Skouras is the beneficial owner of 10,000 shares of common stock of CogenAmerica, and Mr. Thayer is the beneficial owner of 30,000 shares of common stock of CogenAmerica. Except as disclosed herein, none of the Participants has any interest, direct or indirect, by security holding or otherwise, in CogenAmerica.

In addition, certain of such news releases contained quotations taken from filings that CogenAmerica had made with the U.S. Bankruptcy Court and the Securities and Exchange Commission. Such quotations constitute the beliefs of CogenAmerica and, in connection with statements taken from filings with the Court, are allegations to be decided by the Court.

CogenAmerica and its subsidiaries develop and own cogeneration projects that produce electricity and thermal energy for sale to industrial and commercial users and public utilities. Approximately 45% of the outstanding common shares of CogenAmerica are owned by NRG Energy, a wholly-owned subsidiary of Northern States Power Company (NYSE: NSP).

For additional information contact Robert Sherman, CogenAmerica at (612) 745-7900 or Frank N. Hawkins, Jr. or Julie Marshall at Hawk Associates, Inc.
(305) 852-2383. Copies of CGCA press releases, SEC filings, current price quotes and other valuable information for investors may be found on the website htt://www.hawkassociates.com.